NATIONAL-STANDARD COMPANY
                                   EXHIBIT 21

PARENTS AND SUBSIDIARIES
------------------------

The Registrant has no parent.

All subsidiaries of the Registrant, National-Standard Company, an Indiana corporation, listed below are included in the consolidated financial statements.

---------------------------------------------------------------------------------------------------------------------------
                                                                  State or Country in which             % of Voting
Owned                                                             Incorporated or Organized             Securities
---------------------------------------------------------------------------------------------------------------------------

National-Standard Export Company                                            Delaware                        100%
National-Standard Company of Canada, Limited                                 Canada                         100
National-Standard Company, Limited                                       United Kingdom                     100
National-Standard (Peterlee), Limited                                    United Kingdom                     100


A domestic affiliate, 50% owned, is not considered significant and is not named above. Financial results of this affiliate are included in the consolidated financial statements on an equity basis.

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